Exhibit 32. Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies this report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2006 of United Mortgage Trust (the “Issuer”).

I, Christine A. Griffin, Chief Executive Officer and Chief Financial Officer of the Issuer, certify that to the best of my knowledge:

(1) the Form 10-Q fully complies with the requirements of section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the of the Issuer.

UNITED MORTGAGE TRUST

Date: November 14, 2006	By:	/s/ Christine A. Griffin
Christine A. Griffin
Chief Executive Officer and Chief Financial Officer